Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated as of December 4, 2025 (the “Agreement Date”) and is made and entered into between CID Holdco, Inc., a Delaware corporation (the “Company”), and J.J. Astor & Co., a Utah corporation (including its successors and assigns, the “Lender”).

WHEREAS, the Company wishes to borrow the sum of up to $5,000,000 in up to four three tranches of $2,000,000 at closing (the “Initial Loan”) and up to three additional tranches $1,000,000 each (the “Additional Loans” and together with the Initial Loan, the “Loans”), and the Company wishes to enter into this Agreement and the Exhibits hereto and issue to the Lender, the Two Million Six Hundred Thousand ($2,600,000) Dollar Original Issue Amount promissory note in the form of Exhibit A-1 hereto (the “Initial Note”) and if the second, third or fourth tranche of $1,000,000 is requested by the Company and funded by the Lender in the exercise of its sole discretion and subject to the conditions hereinafter set forth, each of the additional $1,300,000 Original Issue Amount promissory notes in the form of Exhibit A-2 hereto (the “Additional Notes” and together with the Initial Note, the “Notes”); and

WHEREAS, the Company and each of its Subsidiary Guarantors have agreed to further perfect and secure the Lender’s senior first priority Lien on and security interest in all of the assets and properties of the Company and its Subsidiary Guarantors pursuant to the Security Agreement and Subsidiary Guarantees to be entered into on the Initial Funding Date; and

WHEREAS, the Company and the Lender are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement:

(a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Agreement.

“$” means United States Dollars.

“Acceleration Event” means the occurrence and continuation of an Event of Default (as defined in the Notes) beyond the applicable grace period, if any, for cure.

“Acceleration Notice” means a written notice from the Lender that it has elected to accelerate the Loans for payment after the occurrence of an Acceleration Event.

“Action” shall have the meaning ascribed to such term in Section 3.01(k).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

“Additional Funding Date” shall mean the date of funding of any one or more of the Additional Loans by the Lender and the Company’s issuance of any one or more of the Additional Notes, which additional funding shall been approved in advance by the Lender in the exercise of its sole discretion following receipt of a funding request by the Company and subject to the Company’s Common Stock meeting the Minimum Closing Prices and Minimum Volume Requirements hereinafter described.

“Additional Notes” shall have the meaning as defined in the Recitals.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement Date” shall have the meaning as defined in the Recitals.

“Board of Directors” means the board of directors of the Company or Subsidiary Guarantor of the Company, as the context may require or permit.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Utah are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Closing” means the closing of the transactions contemplated by this Agreement pursuant to Section 2.01.

“Common Stock” means the common stock, par value $[*] per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalent” means any convertible note, convertible preferred stock, warrant, option or other right to receive or subscribe for or purchase any additional shares of Common Stock or any Common Stock Equivalent.

“Company Disclosure Schedule” means the disclosure schedule attached to this Agreement submitted by the Company to the Lender as exceptions to or disclosures in respect of the representations and warranties of the Company set forth in this Agreement.

“Confession of Judgment Affidavit” means the affidavit to be executed on the Initial Funding Date by [* * *] and in the form of Exhibit G attached hereto, pursuant to which, inter alia, the Lender is authorized to enter judgment against the Company and the Subsidiary Guarantors in the Utah Court following the occurrence and during the continuation of an Event of Default.

“Covenant Compliance Agreement” means the agreement dated the Agreement Date and in the form of Exhibit D attached hereto duly executed by [* * *].

“Default Amount” has the meaning as that term is defined in the Notes.

“ELOC” shall have the meaning as that term is defined in Section 4.05.

“Equity Interests” means Common Stock, membership interests or Common Stock Equivalents, as applicable.

“Equity Investment” means any joint venture, partnership or other direct or indirect investments of the Loan Parties in Equity Interests.

“Equity Receipts” means the aggregate amount of cash received by the Company or any of its Subsidiaries in consideration for any issuance or sale by the Company or such Subsidiary on or after the Effective Date of (a) any of its Equity Interests or (b) any other security or instrument representing Equity Interests (or the right to obtain any Equity Interests) in such Person, excluding any cash received pursuant to an Exempt Issuance and reduced by any commissions or other transaction expenses paid by the Company in connection with any such issuance or sale.

“Exempt Issuance” means and is limited to: (i) the issuance by the Company of the Notes, and (ii) the issuance by the Company of any Common Stock or standard options to purchase Common Stock to directors, officers, employees or consultants of the Company or its Subsidiary in their capacity as such pursuant to an employee benefit plan which has been approved by the Board of Directors of the Company prior to the date hereof pursuant to which Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company or its subsidiaries in their capacity as such, For the avoidance of doubt, the term “Exempt Issuance” does not mean or include the issuance of any other Indebtedness or debt securities or any other Common Stock or Common Stock Equivalents by the Company or the Subsidiary Guarantors, unless otherwise approved and consented to in writing in advance by the Lender.

“Extraordinary Receipts” means the aggregate amount of cash received by Company from any tax refunds, judgments, litigation settlements, indemnity payments, or other extraordinary receipts received on or after the Initial Funding Date.

“Flow of Funds Agreement” means the agreement between the Company and the Lender in the form of Exhibit F annexed hereto.

“Funding Amount” means ninety-six percent (96%) of the amount of the Loans, after deduction of (i) an $80,000 Origination Fee due from the Company to the Lender, representing four percent (4%) of the Initial Loan which shall be retained by the Lender at Closing of the Initial Note on the Initial Funding Date for its own account, and (ii) a $40,000 Origination Fee due from the Company to the Lender, representing four percent (4%) of each Additional Loan which shall be retained by the Lender at Closing of the Funding Date of any one or more of the Additional Notes on the applicable Additional Funding Dates for its own account, all as set forth in the Flow of Funds Agreement,.

“Funding Date” shall mean collectively the Initial Funding Date and each of the Additional Funding Dates, as applicable.

“Funding Request” shall mean the written request of the Company to the Lender to make the Initial Loan or the Additional Loan which shall be provided to the Lender not less than ten (10) calendar days prior to the Initial Funding Date and not less than five (5) Business Days prior to each Additional Funding Date.

“Knowledge of the Company” and similar statements refer to the actual knowledge of any executive officer of the Company after due inquiry of those persons employed by the Company or any Subsidiary charged with administrative or operational responsibility for such matter.

“Grace Period” has the meaning as that term is defined in the Notes.

“Indebtedness” has the meaning as that term is defined in the Notes.

“Initial Funding Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and conditions precedent to: (i) the Lender’s obligations to fund the Initial Loan and provide working capital to the Company all as provided in the Flow of Funds Agreement, and (ii) the Company’s obligations to deliver the Initial Note and the other Transaction Documents have been satisfied or waived.

“Initial Note” shall have the meaning as defined in the Recitals.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(o).

“Liens” shall mean a lien, charge, security interest, mortgage, encumbrance, right of first refusal, preemptive right or other restriction or adverse claim of a third party against property.

“Loans” shall have the meaning ascribed to such term in Section 2.01(a) with respect to the Initial Loan and in Section 2.01(b) with respect to the Additional Loans.

“Loan Parties” shall have the meaning ascribed to such term in Section 3.01.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(a) and Section 3.01(b).

“National Securities Exchange” means any one of the following securities exchanges: the New York Stock Exchange, the NYSE: Amex Exchange, the NASDAQ Global Market or the Nasdaq Capital Market.

“net proceeds” means the aggregate cash proceeds received by the Company or any Subsidiary in connection with the applicable transaction, net of the direct costs relating to transaction, including, without limitation, legal, accounting, consulting, printing and investment banking fees, sales commissions and underwriters’ discounts, and taxes paid or payable as a result of the transaction.

“New Circle” means New Circle Principal Investments LLC.

“New Circle Payment Direction Agreement” means the agreement between and among the Company, New Circle Principal Investments, LLC and the Lender in the form of Exhibit E annexed hereto, pursuant to which inter alia, that parties agree to the provisions set forth in Section 4.05 of this Agreement.

“Notes” has the meaning as defined in the Recitals.

“Obligations”: (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Notes and all other obligations and liabilities (including any fees or expenses that accrue after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) of the Loan Parties to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Lender that are required to be paid by any Loan party pursuant any Loan Document or otherwise. For the avoidance of doubt, the Obligations shall not include (x) any obligations arising under any warrants or other equity instruments issued by any Loan Party to the Lender.

“Original Principal Amount” shall have the meaning as that term is defined in each of the Notes.

“Origination Fee” shall mean the sum of $80,000 which shall be deducted from the Funding Amount on the Initial Funding Date of the Initial Note and $40,000 which shall be deducted from the Funding Amount on the Additional Funding Date of any one or more of the Additional Loans and retained by the Lender pursuant to the applicable Funds Flow Agreement.

“Outstanding Principal Amount” shall have the meaning as that term is defined in each of the Notes.

“Payment Notice” shall have the meaning as that term is defined in the Notes.

“Permitted Indebtedness” means (a) the Company’s Indebtedness to the Lender; (b) unsecured Indebtedness to vendors, suppliers, service providers or other trade creditors incurred in the ordinary course of business; (d) in the event and only in the event that (i) the Lender does not elect to fund the Additional Loan following receipt of an Advance Request, and (ii) no Event of Default under the Transaction Documents then exists and is continuing, Indebtedness junior in priority to the Company’s Indebtedness to the Lender under this Agreement and the other Transaction Documents (a “Junior Loan”); provided that the repayment terms of such Junior Loan are not more favorable to the Junior Lender than the repayment terms of the Notes issued to the Lender; and (c) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (c) above, provided that the principal amount thereof is not increased or the payment terms thereof are not modified to impose more burdensome terms upon the Company or any Subsidiary, as the case may be;

“Permitted Liens” means (i) pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs, (ii) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other nonconsensual restrictions imposed by operation of law; (iii) Liens for taxes, assessments or governmental or similar charges which have not been recorded/filed with the applicable secretary of state and which are not delinquent or which are being diligently contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintain on the books of the Loan Parties, (iv) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker’s liens, rights to set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, (v) judgement liens that, to the extent not released, would reasonably be expected to result in a Material Adverse Effect, (vi) Liens consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use, (vii) customary anti-assignment provisions in leases and other contracts entered into in the ordinary course of business, (viii) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to “true” operating leases entered into in the ordinary course of business of the Company and their Subsidiaries, (ix) Liens in favor of the Lender, and (x) other Liens existing as of the Initial Funding Date that are disclosed on Section 3.01(r) to the Company Disclosure Schedule.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Discount” means a reduction in the Outstanding Principal Amount of the Initial Note I the Initial Note is paid back in full within (i) Sixty (60) days, to Two Million Three Hundred Eighty Thousand Dollars ($2,380,000); (ii) Ninety (90) days, to Two Million Four Hundred Forty Thousand Dollars ($2,440,000); and (iii) One Hundred Twenty (120) days, to Two Million Five Hundred Thousand Dollars ($2,500,000);

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the agreement executed by the Company and in the form of Exhibit H attached hereto, pursuant to which, inter alia, the Company shall register with the SEC pursuant to a resale registration statement on Form S-1 or Form S-3, all of the Registrable Securities (defined therein) if an Event of Default under any one or more of the Notes shall occur and shall be continuing.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(d).

“Security Agreement” means the Security Agreement, dated as of the date hereof, in the form of Exhibit C attached hereto.

“Subsidiary” and “Subsidiary Guarantors” means each of the direct or indirect subsidiaries of the Company as set forth in Section 3.01(a) and listed in the Company Disclosure Schedule and shall, where applicable, include any other direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” the Subsidiary Guarantee executed by the Subsidiary Guarantors of the Company in the form of Exhibit B, attached hereto.

“Transaction Documents” means the collective reference to (a) this Agreement, (b) the Notes, (c) the Subsidiary Guarantee, (d) the Security Agreement, (e) the New Circle Payment Direction Agreement (f) the Confession of Judgment Affidavit, (g) the Covenant Compliance Agreement, (h) the Registration Rights Agreement, (i) the Warrant, nd (j) the Funds Flow Agreement. All other appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant” shall mean the five year warrants in the form of Exhibit I attached hereto entitling the Lender or other holder to purchase that number of shares of Common Stock of the Company (the “Warrant Shares”) as shall be equal to (a) 15% of the Original Principal Amount of the Initial Note and, if and when issued, each Additional Note, divided by (b) the closing price of the Common Stock as traded on the applicable National Securities Exchange on the date of issuance of each Warrant.

ARTICLE II

THE LOANS

Section 2.01 Initial Funding Date.

(a) On the Initial Funding Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Lender hereby agrees to make the Initial Loan of $2,000,000, less the $80,000 Origination Fee and the Company hereby agrees to issue to the Lender the Initial Note in $2,600,000 Original Principal Amount, and the Lender hereby agrees to accept from the Company the Initial Note.

(b) On the Initial Funding Date, the Lender shall deliver to the Company, via wire transfer, of immediately available funds, an amount equal to $1,920,000, representing the Initial Funding Amount, all set forth in the Flow of Funds Agreement.

(c) The Company and its Subsidiary Guarantors shall deliver to the Lender such Initial Note and other Transaction Documents to be delivered as of the Funding Date and the Lender shall deliver the other items set forth in Section 2.02 deliverable at the Closing.

(d) Upon satisfaction of the conditions set forth in Sections 2.02 and 2.03, the Initial Funding shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

Section 2.02 Initial Funding Date Deliverables.

(a) By Lender. On or prior to the Initial Funding Date, the Lender shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Lender;

(ii)	the Security Agreement, the form of which is attached hereto as Exhibit C, duly executed by the Lender;

(iii)	the $1,910,000 Initial Funding Amount set forth in the Flow of Funds Agreement, by wire transfer to the Company pursuant to the wiring instructions to be provided by the Company;

(iv)	the New Circle Payment Direction Agreement duly executed by the Lender and in the form of Exhibit E attached hereto;

(v)	the Flow of Funds Agreement duly executed by the Lender and in the form of Exhibit F attached hereto; and

(vi)	the Registration Rights Agreement duly executed by the Lender and in the form of Exhibit H attached hereto

(b) By the Company. On or prior to the Initial Funding Date, the Company shall deliver or cause to be delivered to the Lender:

(i)	this Agreement, duly executed by an authorized officer of behalf of the Company;

(ii)	an Initial Note, the form of which is attached hereto as Exhibit A-1, registered in the name of the Lender, in the $2,600,000 Original Principal Amount calculated in accordance herewith, duly executed by an authorized officer on behalf of the Company;

(iii)	the Subsidiary Guarantee, the form of which is attached hereto as Exhibit B, executed by an authorized officer on behalf of the Subsidiary Guarantors of the Company;

(iv)	the Security Agreement, the form of which is attached hereto as Exhibit C, executed by an authorized officer on behalf of the Company and the Subsidiary;

(v)	the Covenant Compliance in the form of Exhibit D executed by [* * *];

(vi)	the New Circle Payment Direction Agreement duly executed by the Company and New Circle and in the form of Exhibit E attached hereto; and

(vii)	the Flow of Funds Agreement duly executed by the Company and in the form of Exhibit F attached hereto;

(viii)	the Confession of Judgment Affidavit duly executed by [* * *] on behalf of the Company and the Subsidiary and in the form of Exhibit G attached hereto;

(ix)	the Registration Rights Agreement duly executed by Charles Maddox on behalf of the Company and in the form of Exhibit H attached hereto;

(x)	the Warrant for the applicable number of Warrant Shares duly executed by [* * *] on behalf of the Company and in the form of Exhibit I attached hereto; and

(xi)	an officer’s certificate of the Company and the Subsidiary certifying its: (A) charter (or similar formation document); (B) good standing certificate in its state of incorporation (or formation); (C) bylaws (or similar governing document); and (D) resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is (or is to be) a party.

Section 2.03 Initial Funding Date Conditions.

(a) The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being met (it being understood that the Company may waive any of the conditions for the Initial Funding hereafter):

(i)	the accuracy in all material respects on the Initial Funding Date of the Lender’s representations and warranties contained herein;

(ii)	all obligations, covenants and agreements of the Lender required to be performed at or prior to the Initial Funding Date shall have been performed; and

(iii)	the delivery by the Lender of the items set forth in Section 2.02(a) of this Agreement.

(b) The obligations of the Lender hereunder in connection with the Initial Funding are subject to the following conditions being met (it being understood that the Lender may waive any of the conditions for the Initial Funding hereafter):

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Initial Funding Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company and its Subsidiary required to be performed at or prior to the Funding Date shall have been performed;

(iii)	the delivery by the Company and its Subsidiary Guarantors of the items set forth in Section 2.02(b) of this Agreement;

(iv)	there shall have been no Material Adverse Effect with respect to the Company or the Subsidiary of the Company since the date hereof; and

(c) the Company shall furnish the Lender with the wiring instruction for the Initial Funding Amount.

Section 2.04 Additional Funding Date.

(a) On the Additional Funding Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Lender may elect in the exercise of its sole discretion to make any one or more of the Additional Loans of $1,000,000 and the Company hereby agrees to issue to the Lender the applicable Additional Notes in $1,300,000 Original Principal Amount and, subject to funding the Additional Loan, the Lender hereby agrees to accept from the Company the Additional Notes. Notwithstanding the foregoing, the Borrower hereby acknowledges and agrees that the Lender shall have no obligation to fund any Additional Loan if (i) there is any restriction imposed upon the Borrower drawing funds under the ELOC, (ii) the Borrower is not in full compliance with all of the provisions of the New Circle Payment Direction Agreement, (iii) the Company Common Stock is not being traded on a National Securities Exchange, (iv) the volume weighted average closing prices of the Company Common Stock for the 20 consecutive trading days, as traded on any National Securities Exchange shall be less than $____ per share (the “Minimum Trading Price”), or (v) the average trading volume of shares of the Common Stock of the Company for the 20 consecutive trading days, as traded on any National Securities Exchange, shall be less than _______ shares of Common Stock (the “Minimum Trading Volume”).

(b) On each Additional Funding Date, the Lender shall deliver to the Company, via wire transfer, of immediately available funds, an amount equal to $960,000, representing the Additional Funding Amount, less the additional 4% Origination Fee.

(c) The Company and its Subsidiary Guarantors shall deliver to the Lender such Additional Notes and other Transaction Documents to be delivered as of the applicable Additional Funding Date and the Lender shall deliver the other items set forth in Section 2.05 deliverable at the Closing.

(d) Upon satisfaction of the conditions set forth in Sections 2.04 and 2.05, the Additional Funding shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

Section 2.05 Additional Funding Date Deliverables.

(a) By Lender. On or prior to the applicable Additional Funding Date, the Lender shall deliver or cause to be delivered to the Company the $960,000 Additional Funding Amount, by wire transfer to the Company pursuant to the wiring instructions to be provided by the Company;

(b) By the Company. On or prior to the applicable Additional Funding Date, the Company shall deliver or cause to be delivered to the Lender;

(i)	the applicable Additional Note, the form of which is attached hereto as Exhibit A-2, registered in the name of the Lender, in the $1,300,000 Original Principal Amount calculated in accordance herewith, duly executed by an authorized officer on behalf of the Company;

(ii)	confirmation to the Lender that the Subsidiary Guarantee, the Security Agreement, , the Covenant Compliance Agreement, the Confession of Judgment Affidavit and the New Circle Payment Direction Agreement remain in full force and effect in accordance with their respective terms; and if and to the extent requested by Lender, amended and restated Transaction Documents;

(iii)	the Warrant for the applicable number of Warrant Shares duly executed by [* * *] on behalf of the Company and in the form of Exhibit I attached hereto; and

(iv)	an officer’s certificate of the Company and the Subsidiary certifying its: (A) charter (or similar formation document); (B) good standing certificate in its state of incorporation (or formation); (C) bylaws (or similar governing document); and (D) resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is (or is to be) a party.

Section 2.06 Additional Closing Conditions.

a. the accuracy in all material respects on the applicable Additional Funding Date of the Lender’s representations and warranties contained herein;

b. all obligations, covenants and agreements of the Lender required to be performed at or prior to the applicable Additional Funding Date shall have been performed; and

c. the delivery by the Lender of the items set forth in Section 2.02(a) of this Agreement.

d. the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the applicable Additional Funding Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

e. all obligations, covenants and agreements of the Company and its Subsidiary Guarantors required to be performed at or prior to the applicable Funding Date shall have been performed;

f. the delivery by the Company and its Subsidiary Guarantors of the items set forth in Section 2.02(b) of this Agreement;

g. there shall not exist and Event of Default under any of the outstanding Notes;

h. there shall have been no Material Adverse Effect with respect to the Company or the Subsidiary Guarantors of the Company since the date hereof; and

i. the Company shall furnish the Lender with the wiring instruction for the applicable Additional Funding Amount.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender on behalf of the Company and each of the Subsidiary Guarantors (together with the Company, the “Loan Parties”) that, except as set forth in the applicable Section of the Company Disclosure Schedule the Company Disclosure Schedule, the following representations are true and complete as of the date of the date hereof.

(a) Organization and Qualification. The Company and the Subsidiary Guarantors are each duly incorporated or otherwise organized, validly existing and in good standing under the laws of their respective states of incorporation or formation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company owns 100% of the outstanding Equity Interests in the Subsidiary Guarantors. Neither the Company nor the Subsidiary Guarantors is in violation or default of any of the provisions of its certificates of incorporation or bylaws, each, as amended and in effect. A complete and correct copy of the Company’s certificate of incorporation and bylaws, with respect to the Company, or certificate of formation and LLC agreement, with respect to the Subsidiary Guarantors, each as amended and in effect on the date of this Agreement and as they will be in effect on the Funding Date, is attached to the officer’s certificate referenced in Section 2.02(b) and Section 2.04(b). There are no other organizational or charter documents of the Company or the Subsidiary Guarantors. The Company and the Subsidiary Guarantors is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiary Guarantors taken as a whole; or (iii) a material adverse effect on the Company’s or the Subsidiary Guarantors’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Company or the Subsidiary Guarantors operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules, (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Lender.

(b) Authorization; Enforcement. Each of the Company and the Subsidiary Guarantors has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and the Subsidiary Guarantors and no further action is required by the Company, the Subsidiary Guarantors or the Board of Directors or stockholders thereof in connection therewith (other than the Required Approvals). Each Transaction Document to which the Company or the Subsidiary Guarantors is a party has been (or upon delivery will have been) duly executed by the Company and the Subsidiary Guarantors and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Transaction Documents to which it is (or is to be) a party and the consummation by the Company and of its Subsidiary of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or the Subsidiary Guarantors’ certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, agreement or other instrument (evidencing Indebtedness of the Company or the Subsidiary Guarantors, or otherwise) or other understanding to which the Company or the Subsidiary Guarantors is a party or by which any property or asset of the Company or the Subsidiary Guarantors is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Subsidiary Guarantors is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Company or the Subsidiary Guarantors is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company and its Subsidiary are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with their execution, delivery and performance of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing; and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable State Securities Laws (collectively, the “Required Approvals”).

(e) Intentionally Omitted.

(f) Capitalization. The capitalization of the Company is as set forth in Section 3.01(f) of the Company Disclosure Schedule. The Company has no Indebtedness, except as otherwise disclosed in Section 3.01(f) of the Company Disclosure Schedule. Since May 27, 2025, the Company has not issued any Common Stock, Common Stock Equivalents or other equity interests (other than Exempt Issuances) or (without duplication) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date hereof. Except in instances where valid waivers have been obtained, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Section 3.01(f) of the Company Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or the capital stock of the Subsidiary Guarantors, or contracts, commitments, understandings or arrangements by which the Company or the Subsidiary Guarantors is or may become bound to issue additional Common Stock or Common Stock Equivalents or capital stock of the Subsidiary Guarantors. The issuance and sale of the Notes will not obligate the Company or the Subsidiary Guarantors to issue any securities to any Person (other than the Lender) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals and waivers that have heretofore been obtained, no further approval or authorization of any stockholder, Board of Directors or other Person(s) is required for the issuance and sale of the Notes hereunder.

(g) Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency or guaranty of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with GAAP, which individually or in the aggregate: (A) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (B) has not arisen: (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements in an amount that does not exceed $25,000 in any one case or $50,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or other Transaction Document, or (c) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary course of business, consistent with past practices. The Company is not in default with respect to any Indebtedness.

(h) Material Changes. Since the date of the latest financial statements made available to Lender prior to the date hereof: (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (B) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP; (C) the Company has not altered their method of accounting; (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (E) the Company has not issued any equity securities except in favor of an officer, director or consultant pursuant to an existing Company equity incentive plans.

(i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiary Guarantors or any of their respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (A) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents; or (ii) if there were an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. None of the Loan Parties or any director or officer thereof is or has been the subject of any Action involving: (x) a claim of breach of fiduciary duty; or (y) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

(j) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or the Subsidiary Guarantors which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or the Subsidiary Guarantors’ employees is a member of a union that relates to such employee’s relationship with the Company or its Subsidiary, and the Company and the Subsidiary Guarantors is not a party to any collective bargaining agreement. The Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. To the best of the Company’s knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Compliance. Except as disclosed set forth in Section 3.01(m) of the Company Disclosure Schedule, the Company and the Subsidiary Guarantors: (i) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or its Subsidiary under), nor has the Company or the Subsidiary Guarantors received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) is not and has not been in material violation of any statute, law, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Regulatory Permits. The Company and the Subsidiary Guarantors possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Title to Assets. The Company and its Subsidiary have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Company and its Subsidiary, in each case free and clear of all Liens, except for Liens disclosed in Section 3.01(n) of the Company Disclosure Schedule that do not materially and adversely (x) affect the value of such property or (y) interfere with the use made and proposed to be made of such property by the Company and its Subsidiary. Any real property and facilities held under lease by the Company or a Subsidiary is held by it under valid, subsisting and enforceable leases with which the Company or such Subsidiary (as applicable) are in compliance except as disclosed in Schedule 3.1(n) of the Company Disclosure Schedule.

(n) Patents and Trademarks. (i) The Company or a Subsidiary thereof has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, software, websites, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business as presently conducted (collectively, the “Intellectual Property Rights”); (ii) the Company has not received written notice that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any other Person; (iii) all Intellectual Property Rights are enforceable by the Company or its Subsidiary, and to the knowledge of the Company there is no existing infringement by any other Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Transactions with Officers, Directors and Employees. None of the officers or directors of the Company or the Subsidiary Guarantors and, to the knowledge of the Company, none of the employees of the Company or the Subsidiary Guarantors, is presently a party to any transaction with the Company (other than for services as employees, officers and directors and related party notes), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Company, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Company; and (z) other employee benefits, including stock option agreements under any stock option plan of the Company.

(p) Indebtedness. All Indebtedness owed by the Loan Parties to all other Persons disclosed in Section 3.01(g) and Section 3.01(r) of the Company Disclosure Schedule is unsecured.

(q) Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Lender as contemplated hereby.

(r) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes will not be or be an Affiliate of, an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s) Disclosure. Except with respect to: (i) the material terms and conditions of the transactions contemplated by the Transaction Documents; and (ii) information given to the Lender, if any, which the Company hereby confirms will not constitute material non-public information, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Lender or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Lender regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(t) No Integrated Offering. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(u) Solvency. The Company will not, after the Initial Funding Date, incur debts beyond its ability to pay such debts (including Permitted Indebtedness) as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Initial Funding Date.

(v) Tax Status. Except as set forth in Section 3.01(w) of the Company Disclosure Schedule, the Company has filed all material federal, state and foreign income and franchise tax returns and has paid or accrued all material taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company.

(w) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold the Notes by any form of general solicitation or general advertising. The Company has offered the Notes for sale only to the Lender.

(x) Insurance. As set forth in Section 3.01(y) of the Company Disclosure Schedule, the Company and the Subsidiary Guarantors is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company is engaged. The Company has never been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(y) Acknowledgment Regarding Lender’s Purchase of the Notes. The Company acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Lender or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Lender’s purchase of the Notes. The Company further represents to the Lender that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(z) No Disqualification Events. With respect to the Notes to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the ‘Bad Actor’ disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Lender a copy of any disclosures provided thereunder.

(aa) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(bb) Notice of Disqualification Events. The Company will notify the Lender in writing, prior to the Funding Date of: (i) any Disqualification Event relating to any Issuer Covered Person; and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(cc) Foreign Corrupt Practices. To the knowledge of the Company, neither the Company nor any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

(dd) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director or executive officer of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ee) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Lender’s request.

(ff) Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(gg) Money Laundering. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Representations. The representations and warranties of the Company contained in this Agreement, and the certificate(s) furnished or to be furnished to the Lender at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company acknowledges and agrees that the representations contained in section 3.02 shall not modify, amend or affect Lender’s right to rely on the Company’s representations and warranties contained in this section 3.01 or elsewhere in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 3.02 Representations and Warranties of the Lender.

The Lender, for itself and for no other Person, hereby represents and warrants as of the date hereof and as of the Funding Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority; Organization. The Lender has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Lender of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Transaction Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Lender understands that the Notes, are “restricted securities” and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Notes, as principal for its own account and not with a view to or for distributing or reselling such Notes, or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of such Notes, in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such the Notes (this representation and warranty not limiting the Lender’s right to sell the Notes, in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. The Lender is acquiring the Notes hereunder in the ordinary course of its business.

(c) Non-Transferrable. The Lender agrees: (i) that the Lender will not sell, assign, pledge, give, transfer or otherwise dispose of the Notes or any interest therein, or make any offer or attempt to do any of the foregoing, except in a private transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws, (ii) that the certificates representing the Notes will bear a legend making reference to the foregoing restrictions, and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such the Notes, except upon compliance with the foregoing restrictions.

(d) Lender Status. The Lender is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Notes. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e) Experience of The Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.

(f) No Trading Market. The Lender acknowledges that there is currently no trading market for the Notes and that none is expected to develop for the Notes.

(g) General Solicitation. The Lender acknowledges that neither the Company nor any other person offered to sell the Notes to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h) Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, the Lender has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i) Foreign Lender. The Lender is a United States person and not a foreign Lender.

(j) Information from Company. The Lender and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the Offering and sale of the Notes and anything set forth in the Transaction Documents. Neither the Lender nor the Lender’s investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates, or agents other than the Transaction Documents, and the agreements referenced therein.

(k) Speculative Nature of Investment; Risk Factors. THE LENDER UNDERSTANDS THAT AN INVESTMENT IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. The Lender acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Lender are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) the Lender has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Lender represents that the Lender’s investment objective is speculative in that the Lender seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Lender’s risk exposure is also speculative. The Notes offered hereby is highly speculative and involves a high degree of risk and Lender should only purchase these securities if Lender can afford to lose its entire investment.

(l) Money Laundering. The operations of the Lender are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lender with respect to the Money Laundering Laws is pending or, to the knowledge of the Lender, threatened.

The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect the Lender’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Affirmative and Negative Covenants. Each of the Loan Parties hereby covenants and agrees that until all obligations owed to the Lender shall have been paid in full, without the prior written approval of the Lender:

(a) the Loan Parties shall not incur any Indebtedness, other than Permitted Indebtedness or as otherwise expressly permitted by this Agreement (“Additional Indebtedness”), unless the net proceeds to the Company of such Additional Indebtedness shall be used to prepay 100% of the then Outstanding Principal Amount of the Notes (including any Default Amount and accrued interest thereon), or such Additional Indebtedness shall be approved in advance by the Lender;

(b)  the Loan Parties shall not engage in the public or private sale of any securities, including convertible and non-convertible notes or debentures, Common Stock or Common Stock Equivalents, except as otherwise expressly permitted in this Agreement, the Notes or other Transaction Documents, unless 100% of the net proceeds to the Loan Parties from such sale are used to repay the then Outstanding Principal Amount of the Notes (including any Default Amount and accrued interest thereon)

(c) no payments of Indebtedness shall be paid to any Affiliate, other than payments of deferred compensation to members of the board of directors and employees of the Company;

(d) the Loan Parties shall not permit any Person to have a Lien of any of the assets of any of the Loan Parties, except for Permitted Liens (as defined in the Security Agreement);

(e) the Loan Parties shall comply with all of the additional affirmative and negative covenants set forth in the Notes, the Security Agreement and the New Circle Payment Direction Agreement.

Section 4.02 Transfer Restrictions.

(a) The Lender agrees to the imprinting of a legend on any of the Notes, in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

Section 4.03 Use of Proceeds; Restrictions on Certain Payments. The Company shall use the net proceeds hereunder for general working capital purposes.

Section 4.04 Future Subsidiary. Any direct or indirect Subsidiary of the Company (or the existing Company Subsidiary) formed or acquired after the Funding Date and before the Notes shall have been repaid in full shall promptly thereafter execute and deliver (or otherwise join and agreed to be bound as a Subsidiary of the Company under) the Subsidiary Guarantors Guaranty and the Security Agreement.

Section 4.05 Equity Line of Credit. The Borrower shall draw down funds from its equity line of credit (the “ELOC”) with New Circle Principal Investments, LLC (“New Circle”) pursuant to a Share Purchase Agreement between New Circle and the Company dated June 18, 2025 (the “ELOC Agreement”) to pay the Monthly Minimum Installment Payments under the Notes. New Circle shall remit Eighty Percent (80%) of all ELOC proceeds to the Lender to satisfy the Monthly Minimum Installment Payments under the Notes, with Twenty Percent (20%) of the ELOC proceeds to be retained by the Borrower. Payment will be remitted to the Lender within three (3) business days following each occasion that the Borrower shall draw down funds under on the ELOC. On the last business day of the month, the Borrower shall pay to the Lender in cash the difference between the ELOC draw down remittances paid to the Lender and the Monthly Minimum Installment Payments then due.

Section 4.06 Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes to the Lender in a manner that would require the registration under the Securities Act of the issuance and sale of the Notes to the Lender.

Section 4.07 Publicity. The Company and the Lender shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Lender shall issue any such press release or otherwise make any such public statement without the prior consent of the Company with respect to any press release of the Lender, or without the prior consent of the Lender with respect to any press release of the Company mentioning the Lender, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, or communication. The Company will publish a press release announcing this transaction approved by the Lender within 4 Business Days following the Funding Date.

Section 4.08 Indemnification of Lender. The Company shall indemnify, reimburse and hold harmless the Lender and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction).

Section 4.08 Indemnification of Lender. The Company shall indemnify, reimburse and hold harmless the Lender and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction).

ARTICLE V
MISCELLANEOUS

Section 5.01 Termination. This Agreement may be terminated by the Lender by written notice to the Company if the Closing has not been consummated on or before the 3rd Business Day after the date of the execution and delivery of this Agreement by both parties; provided that such termination will not affect the right of any party to sue for any breach by the other party.

Section 5.02 Fees and Expenses. The Company shall bear the expenses of the Company and the Lender incurred in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses (including fees to Lender’s counsel), fees relating to any amendments or modifications of the Transaction Documents or any consents or waivers of provisions in the Transaction Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Transaction Documents. When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make immediate payment for reimbursement to the Lender for all fees and expenses immediately upon written notice by the Lender or the submission of an invoice by the Lender. In addition, the Company shall pay the origination fee to the Lender as specified hereinabove.

Section 5.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.04 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by or email:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

if to Lender:

J.J. Astor & Co.

26 S Rio Grande Street, #2072

Salt Lake City, Utah 84101

Attn: Michael Pope

Email: [* * *]

with a copy to:

Barton, LLP

711 Third Avenue, 14th Floor

New York, New York 10017

Attn: Stephen A. Weiss, Esq.

if to the Company:

CID HoldCo, Inc.

5661 S Cameron St, STE 100

Las Vegas, NV 89118

Attn: Charles Maddox

with a copy to:

DLA Piper LLP (US)

1201 W. Peachtree Street, Suite 2800

Atlanta, GA 30309

Attn: Gerry L. Williams, Partner

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Lender or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender (other than by merger). The Lender may assign any or all of its rights under this Agreement to any Person to whom the Lender assigns or transfers the Notes, and/or participate any of such rights in connection with granting of any participation of the Notes, provided that such transfer or participation complies with all applicable federal and State Securities Laws and that any such transferee or participant agrees in writing by the provisions of the Transaction Documents that apply to the Lender.

Section 5.07 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08 Arbitration and Governing Law.

(a)  Arbitration of Disputes. In the event and to the extent that a claim or dispute arises out of, or in relation to this Agreement or any other Transaction Document, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement or such Transaction Document(s), the Parties hereby each agree that the claim or dispute shall be, at the election of any Party within thirty (30) days after the claim or dispute arises, resolved by mandatory binding arbitration in Utah, except that Lender may, at its election, maintain any action for equitable relief in the Third Judicial District, Salt Lake County, Utah, including seeking the appointment of a receiver, judicial foreclosure, an accounting of Collateral, restraining orders or injunctions or other equitable relief without a right to compel arbitration by the Company or the Subsidiary Guarantors Guarantor. To the extent that an arbitration occurs, the Parties agree that the arbitration shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable Utah law, and in connection therewith each of the Loan Parties hereby expressly waive any right to seek an exemption from Utah law based on any public policies or principles of any other State. The Parties agree that the arbitration shall be conducted before a single arbitrator. Judgment on the award may be entered in any federal or state court in the State of Utah and in the federal courts of any other State. The Parties further agree that the costs of the arbitration shall be divided equally between the Company and the Lender until a prevailing Party is determined, at which time the non-prevailing Party shall be charged the prevailing Party’s share of the arbitration fees. Each Party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one Person’s claims, and may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

(b) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents, including, without limitation, the enforcement of any award by the arbitrator, shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) that is not initially submitted to arbitration in accordance with Section 5.08(a) above, shall be commenced exclusively in the federal and state courts sitting in Salt Lake County, Salt Lake City, Utah (the “Utah Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the enforcement of any arbitration award or adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or that such Utah Courts are improper or inconvenient venue for such proceeding or that such Party may obtain an exemption from Utah law based on any public policies or principles of any other State or jurisdiction. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby. If any Party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing Party in such Action or Proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.09 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Notes.

Section 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Lender exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.13 Replacement of the Notes. If any certificate or instrument evidencing the Notes is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement the Notes.

Section 5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender pursuant to any Transaction Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.17 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date below.

Company:

CID HOLDCO, INC.

By:	/s/ Charles Maddox
	Name:	Charles Maddox
	Title:	Chief Financial Officer and Chief Operating Officer

Lender:

J.J. ASTOR & CO.

By:	/s/ Michael Pope
	Name:	Michael Pope
	Title:	Chief Executive Officer